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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (the "Corporation"), hereby appoints James L. Gunderson, Jack Liu and Ellen S. Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements or amendments to registration statements heretofore filed (whether on Form S-8 or such other form as may be required), together with any and all necessary amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the registration of 25,000 shares of common stock, par value $0.01 per share, of the Corporation to be offered and issued under the Schlumberger Limited Stock and Deferral Plan for Non-Employee Directors. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

     Dated:  May 21, 2001 (unless otherwise indicated)



/s/ Don E. Ackerman                 /s/  William T. McCormick, Jr.
------------------------------      ------------------------------
Don E. Ackerman                     William T. McCormick, Jr.
Director                            Director

/s/ D. Euan Baird                   /s/ Didier Primat
------------------------------      ------------------------------
Euan Baird                          Didier Primat
Director                            Director
Chairman, President and
Chief Executive Officer

/s/ John Deutch                     /s/ Nicolas Seydoux
------------------------------      ------------------------------
John Deutch                         Nicolas Seydoux
Director                            Director
                                    Dated:  April 25, 2001

/s/ Victor E. Grijalva              /s/ Linda G. Stuntz
------------------------------      ------------------------------
Victor E. Grijalva                  Linda G. Stuntz
Director                            Director
Vice Chairman                       Dated:  April 26, 2001

/s/ Andre Levy-Lang                 /s/ Sven Ullring
------------------------------      ------------------------------
Andre Levy-Lang                     Sven Ullring
Director                            Director
Dated:  April 25, 2001

/s/ Jack Liu                        /s/ Yoshihiko Wakumoto
------------------------------      ------------------------------
Jack Liu                            Yoshihiko Wakumoto
Executive Vice President Finance    Director
and Chief Financial Officer

/s/  John C. Mayo
------------------------------
John C. Mayo
Director